SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): March 29, 2013

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299

(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 29, 2013, pursuant to a Membership Interests Purchase Agreement (the “Agreement”) entered into in December 2012, HMG/Courtland Properties, Inc. and its 95% owned subsidiary, Courtland Investments, Inc. (the “Company”), completed the sale of the Company’s 50% membership interests in Bayshore Landing LLC, Bayshore Rawbar LLC and Bayshore Restaurant LLC, (collectively the “Monty’s property) to the other 50% owner, The Christoph Family Trusts, which are unrelated entities. The purchase price for the membership interests of $3 million was paid in cash. The Company estimates a consolidated loss on the sale of these interests of approximately $150,000 (or $.15 per share).

In connection with the disposition, the Company is hereby filing, as Exhibit 10(y) a copy of the Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit.

Exhibit Number	Description

10(y)	Membership Interests Purchase Agreement (HMG to Christoph) by and among The Christoph Family Trusts, as Purchasers and HMG Bayshore, LLC, Courtland Bayshore Rawbar, LLC and Courtland Bayshore Restaurant, LLC as Sellers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013

HMG/Courtland Properties, Inc.

By:	/s/ Larry Rothstein
President and Principal Financial Officer

Exhibit Number	Description

10(y)	Membership Interests Purchase Agreement (HMG to Christoph) by and among The Christoph Family Trusts, as Purchasers and HMG Bayshore, LLC, Courtland Bayshore Rawbar, LLC and Courtland Bayshore Restaurant, LLC as Sellers